UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file numbers to which this form relates: 333-212571

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

iPath® Series B S&P 500® VIX Short-Term FuturesTM ETN iPath® Series B S&P 500® VIX Mid-Term FuturesTM ETN	CBOE BZX Exchange, Inc. CBOE BZX Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The description of the terms and provisions of the following securities:

•                  iPath® Series B S&P 500® VIX Short-Term FuturesTM ETN (VXXB; 06746P621);

•                  iPath® Series B S&P 500® VIX Mid-Term FuturesTM ETN (VXZB; 06746P613)

to be issued by the Registrant (the “Securities”) as set forth in the pricing supplement dated January 17, 2018 (the “Pricing Supplement”) and the prospectus supplement dated July 18, 2016 (the “Prospectus Supplement”) to the prospectus dated July 18, 2016 (the “Prospectus”), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the Securities to be registered hereunder included in the Registration Statement on Form F-3 ASR (File No. 333-212571), which became effective on July 18, 2016.  The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Specific Terms of the ETNs” and “Material U.S. Federal Income Tax Considerations” in the Pricing Supplement, the information contained in the sections captioned “Terms of the Notes” in the Prospectus Supplement and the information contained in the sections captioned “Description of Debt Securities” and “Tax Considerations” in the Prospectus.

Barclays Bank PLC does not follow Rule 14.10(h)(1) of the Cboe BZX Exchange, Inc. (the “Exchange”), which requires a non-US issuer to conduct an appropriate review and oversight of all related party transactions required to be disclosed pursuant to Item 7.B of Form 20-F for potential conflict of interest situations on an ongoing basis by its audit committee or another independent body of the board of directors.  Rather, as permitted by Rule 14.10(e)(1)(C) of the Exchange, Barclays Bank PLC follows its home country practice described in its 2016 Form 20-F under “Conflicts of Interest” on page 39.

Item 2.  Exhibits.

Exhibit No.

4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-212571) filed by the Registrant with the Securities and Exchange Commission on July 18, 2016).

4.2	Form of Global Security relating to iPath® Series B S&P 500® VIX Short-Term FuturesTM ETN *

4.3	Form of Global Security relating to iPath® Series B S&P 500® VIX Mid-Term FuturesTM ETN *

99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-212571) and Rule 424(b) filed with the Commission on July 18, 2016, July 18, 2016 and January 17, 2018, respectively).

*                                         Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
(Registrant)

Date: January 17, 2018	By:	/s/ IAN MERRILL
	Name:	Ian Merrill
	Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-212571) filed by the Registrant with the Securities and Exchange Commission on July 18, 2016).

4.2	Form of Global Security relating to iPath® Series B S&P 500® VIX Short-Term FuturesTM ETN *
4.3	Form of Global Security relating to iPath® Series B S&P 500® VIX Mid-Term FuturesTM ETN *
99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-212571) and Rule 424(b) filed with the Commission on July 18, 2016, July 18, 2016 and January 17, 2018, respectively).

*                                                                         Filed herewith.